                              ASSUMPTION AGREEMENT
                        INVESTMENT SUBADVISORY AGREEMENT

--------------------------------------------------------------------------------

     This Assignment and Assumption Agreement is made as of December 31, 2000 by and between Lincoln Investment Management, Inc., an Illinois Corporation ("LIM") and Delaware Lincoln Investment Advisers ("DLIA"), a series of Delaware Management Business Trust.

     WHEREAS, DLIA is a series of Delaware Management Business Trust, which is a registered investment adviser pursuant to the Investment Advisers Act of 1940, as amended;

     WHEREAS, LIM consolidated with and into DLIA and, therefore, DLIA intends to assume LIM's obligations under the Sub-Advisory Agreement dated June 8, 1987 (the "Agreement") between LIM and The Putnam Management Company, Inc. (the "Subadviser") relating to the Lincoln National Global Asset Allocation Fund, Inc (the "Fund");

     WHEREAS, the consolidation of LIM with and into DLIA does not result in a change of control or management, and thus does not constitute an "assignment" of the Agreement under the Investment Company Act of 1940, as amended;

     WHEREAS, DLIA's assumption of the Agreement was approved by the Board of Directors of the Fund;

     NOW, THEREFORE, the parties hereto agree as follows:

1. The Agreement previously in effect between LIM and Subadviser is hereby assumed in its entirety by DLIA, except that all references to LIM shall be replaced with references to DLIA.

2. DLIA agrees to perform and be bound by all of the terms of the Agreement and the obligations and duties of LIM thereunder.

3. The Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

     IN WITNESS WHEREOF, the undersigned have executed this Assumption Agreement as of the date set forth above.


LINCOLN INVESTMENT MANAGEMENT,              DELAWARE LINCOLN INVESTMENT
INC.                                        ADVISERS, a series of Delaware
                                            Management Business Trust


By: ________________________________        By: ________________________________
    Name:                                       Name:
    Title:                                      Title:


ACKNOWLEDGED:                               ACKNOWLEDGED:

LINCOLN NATIONAL GLOBAL ASSET               THE PUTNAM MANAGEMENT COMPANY,
ALLOCATION FUND, INC.                       INC.


By: ________________________________        By: ________________________________
    Name:                                       Name:
    Title:                                      Title: